UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 9, 2012

MURPHY OIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8590	71-0361522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Peach Street P.O. Box 7000, El Dorado, Arkansas	71731-7000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 870-862-6411

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The following information is furnished pursuant to Item 5.07, “Submission of Matters to a Vote of Security Holders.”

On May 9, 2012, Murphy Oil Corporation held its annual meeting of stockholders. The directors proposed by management were elected with a tabulation of votes to the nearest share as shown below.

	For	Withheld
Frank W. Blue	150,973,013	1,470,295
Steven A. Cossé	148,722,753	5,381,056
Claiborne P. Deming	147,421,231	6,637,821
Robert A. Hermes	149,375,429	3,139,876
James V. Kelley	149,346,106	4,070,022
Walentin Mirosh	151,051,026	3,054,687
R. Madison Murphy	137,309,533	14,581,277
Neal E. Schmale	148,541,388	3,270,690
David J. H. Smith	146,599,896	5,904,576
Caroline G. Theus	149,025,531	3,484,978
David M. Wood	150,170,805	3,946,364

Regarding an advisory vote on executive compensation, stockholders approved the compensation of the Company’s named executive officers with 146,949,881 shares voted in favor and 6,275,673 shares voted in opposition.

The proposed 2012 Long-Term Incentive Plan was approved by stockholders with 145,521,077 shares voted in favor and 8,495,748 shares voted in opposition.

Also, the proposed 2012 Annual Incentive Plan was approved by stockholders with 149,821,065 shares voted in favor and 4,202,902 shares voted in opposition.

Additionally, the earlier appointment by the Audit Committee of the Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for 2012 was approved by stockholders with 159,701,746 shares voted in favor and 3,652,684 shares voted in opposition.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURPHY OIL CORPORATION

By:	/s/ John W. Eckart
John W. Eckart
Senior Vice President and Controller

Date: May 9, 2012